Exhibit 99.1

News Release

For Immediate Release

May 9, 2019

Approach Resources Inc.

Reports First Quarter 2019 Results

Fort Worth, Texas, May 9, 2019 – Approach Resources Inc. (NASDAQ: AREX) today reported first quarter 2019 financial and operational results.

Financial and operational highlights for first quarter 2019

•	Production of 906 MBoe or 10.1 MBoe/day
•	Net loss was $16.8 million or $0.18 per diluted share, and adjusted net loss (non-GAAP) was $8.2 million or $0.09 per diluted share
•	Generated $9.8 million of EBITDAX (non-GAAP)
•	Streamlined senior management structure, significantly decreasing current management compensation expenses

Adjusted net loss and EBITDAX are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss.

Management Comment

Sergei Krylov, Approach’s CEO, commented, “The Company’s primary near-term focus is improving our balance sheet and liquidity. We continue to have constructive conversations with our largest stakeholders, including the lenders in our revolving credit facility, with respect to potential deleveraging transactions and our efforts to improve our leverage and liquidity. In order to manage liquidity, we have temporarily suspended our drilling and completion activity and have taken decisive steps to reduce our corporate overhead. We have also undertaken a comprehensive operational review to optimize and improve our operating practices and evaluate capital deployment options focusing on increasing investment returns.”

INVESTOR CONTACT Sergei Krylov Chief Executive Officer ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Company Continues to Explore Deleveraging Alternatives

As of March 31, 2019, we were not in compliance with certain of our financial covenants under our revolving credit facility. In order to improve our leverage position, we have been and currently are, pursuing or considering a number of deleveraging and strategic actions, which in certain cases may require the consent of current lenders, stockholders or bondholders.

As part of our review of deleveraging transactions, we are currently engaged in discussions with Wilks Brothers, LLC, and its affiliate SDW Investments, LLC (collectively, “Wilks”) regarding their investment in the Company, including, without limitation, a possible debt for equity exchange and additional capital infusion into Approach. There can be no assurance that these discussions will result in the consummation of any transaction in a timely matter, if at all.

We have also reached an agreement with our credit facility lenders to forgo enforcement of remedies for an event of default caused by our failure to comply with certain financial covenants in the credit facility for a period of 45 days. This agreement will terminate on June 22, 2019, unless earlier terminated due to additional events of default under our credit facility, or a default under the agreement. In addition, we are in continuing discussions with the lenders regarding a potential extension of and amendments to the existing credit agreement.

As we have previously disclosed, our Board has formed a committee of independent directors (the “Committee”) to evaluate a potential exchange transaction with the Wilks (the “Exchange Transaction”) as well as other financing alternatives and deleveraging transactions, including without limitation (i) amendments or waivers to the covenants or other provisions of our revolving credit facility, (ii) raising new capital in private or public markets and (iii) restructuring our balance sheet either in court or through an out of court agreement with creditors. We are also considering operational matters such as adjusting our capital budget and improving cash flows from operations by continuing to reduce costs, and intend to continue to evaluate other strategic alternatives, including: (i) acquiring assets with existing production and cash flows by issuing preferred and common equity to finance such acquisitions; (ii) selling existing producing or midstream assets; and (iii) merging with a strategic partner.

There can be no assurance that we will be able to implement any of these plans successfully, or that any of these discussions will result in an agreement.

First Quarter 2019 Results

Production for first quarter 2019 totaled 906 Mboe, or 10.1 MBoe/d, made up of 24% oil, 36% NGLs and 40% natural gas.  Average realized commodity prices for first quarter 2019, before the effect of commodity derivatives, were $51.64 per Bbl of oil, $15.95 per Bbl of NGLs and $1.25 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $22.87 per Boe for first quarter 2019. Our realized prices for natural gas have been adversely impacted by the extreme WAHA discount in the basin, and we expect our realized natural gas prices to be depressed until the fourth quarter of 2019.

Net loss for first quarter 2019 was $16.8 million, or $0.18 per diluted share, on revenues of $19.2 million.  Excluding the decrease in the fair value of our commodity derivatives of $4.3 million, restructuring expenses of $6.3 million and an impairment of $0.3 million adjusted net loss (non-GAAP) for the first quarter 2019 was $8.2 million, or $0.09 per diluted share.  EBITDAX (non-GAAP) for the first quarter 2019

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was $9.8 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expense ("LOE") averaged $5.38 per Boe. Production and ad valorem taxes averaged $2.13 per Boe, or 10.1% of oil, NGL and gas sales.  Total general and administrative (“G&A”) costs averaged $4.15 per Boe, including cash G&A costs of $4.58 per Boe.  Depletion, depreciation and amortization expense averaged $15.02 per Boe.  Interest expense totaled $6.8 million.

Operations and Capital Budget

As we evaluate our deleveraging alternatives, and in light of changes to company management, we are reevaluating our development plan. This includes a review of our capital expenditure budget, the rates of return across our portfolio of assets, the pace of development, drilling and completion techniques and workovers. We initially set our 2019 capital expenditure budget at a range of $30 million to $60 million, and provided production and operating expense guidance assuming a capital budget of $30 million. Our actual capital expenditures for 2019 will depend on the results of our potential deleveraging transactions. The previously provided production and operating expense guidance will be revised after we update our annual capital expenditures budget. Assuming no new well completions during 2019, we would still anticipate our annual production to average 9.4 to 9.6 MBoe per day.

Liquidity

We have historically defined liquidity as funds available under our revolving credit facility and cash and cash equivalents. However, due to our non-compliance with financial covenants under our revolving credit facility, our current liquidity is limited to our available cash of $15.7 million as of March 31, 2019.

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Commodity Derivatives

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
April 2019 – December 2019	Collar	500 Bbls/day	$65.00/Bbl - $71.00/Bbl

NGLs (C3 - Propane)
April 2019 – June 2019	Swap	75 Bbls/day	$42.00/Bbl
NGLs (C5 - Pentane)
April 2019 – December 2019	Swap	200 Bbls/day	$65.205/Bbl

Conference Call Information and Summary Presentation

The Company will host a conference call on May 10, 2019, at 10:00 AM CT (11:00 AM ET) to discuss first quarter 2019 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID	7965058
Participant Toll-Free Dial-In Number:	(844) 884-9950
Participant International Dial-In Number:	(661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free:	(855) 859-2056
Replay International:	(404) 537-3406
Conference ID:	7965058

In addition, a first quarter 2019 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of

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historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These assumptions, risks and uncertainties include, but are not limited to, our ability to execute plans, the result of such plans if executed, our ability to reach agreements with our lenders, our ability to comply with the covenants in our revolving credit facility, our leverage negatively affecting a redetermination or amendment under our credit facility, oil, NGL and natural gas prices, our ability to obtain financing to fund our long-term forecasted capital budget, and our ability to access capital markets. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results may differ materially from those implied or expressed by the forward-looking statements. Further information on assumptions, risks and uncertainties related to the Company is available in the Company’s SEC filings, including our Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company’s SEC filings are also available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2019	2018
Revenues (in thousands):
Oil	$11,356	$16,343
NGLs	5,169	7,332
Gas	2,718	5,097
Total oil, NGLs and gas sales	19,243	28,772

Net cash receipt (payment) on derivative settlements	1,477	(1,531)
Total oil, NGLs and gas sales including derivative impact	$20,720	$27,241

Production:
Oil (MBbls)	220	272
NGLs (MBbls)	324	352
Gas (MMcf)	2,172	2,376
Total (MBoe)	906	1,020
Total (MBoe/d)	10.1	11.3

Average prices:
Oil (per Bbl)	$51.64	$60.04
NGLs (per Bbl)	15.95	20.84
Gas (per Mcf)	1.25	2.15
Total (per Boe)	21.24	28.21

Net cash receipt (payment) on derivative settlements (per Boe)	1.63	(1.50)
Total including derivative impact (per Boe)	$22.87	$26.71

Costs and expenses (per Boe):
Lease operating	$5.38	$5.16
Production and ad valorem taxes	2.13	2.45
Exploration	0.01	—
General and administrative (1)	4.15	6.44
Depletion, depreciation and amortization	15.02	15.37

(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$4.58	$5.63
General and administrative - noncash component (share-based compensation)	(0.43)	0.81

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended March 31,
	2019	2018
REVENUES:
Oil, NGLs and gas sales	$19,243	$28,772

EXPENSES:
Lease operating	4,871	5,268
Production and ad valorem taxes	1,935	2,500
Exploration	9	—
General and administrative (1)	3,762	6,567
Restructuring expenses	6,282	—
Depletion, depreciation and amortization	13,606	15,680
Impairment	300	—
Gain on sale of assets	(66)	—
Total expenses	30,699	30,015

OPERATING LOSS	(11,456)	(1,243)

OTHER:
Interest expense, net	(6,773)	(5,886)
Commodity derivative loss	(2,846)	(1,928)
Other income	—	1

LOSS BEFORE INCOME TAX BENEFIT	(21,075)	(9,056)
INCOME TAX BENEFIT	(4,279)	(1,610)

NET LOSS	$(16,796)	$(7,446)

LOSS PER SHARE:
Basic	$(0.18)	$(0.08)
Diluted	$(0.18)	$(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	94,757,311	70,409,303
Diluted	94,757,311	70,409,303
(1) Includes non-cash share-based compensation expense as follows:	(394)	828

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Unaudited Consolidated Balance Sheet Data (in thousands)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$15,721	$22
Other current assets	13,009	16,203
Property and equipment, net, successful efforts method	1,053,808	1,068,422
Other assets	13,903	—
Total assets	$1,096,441	$1,084,647

Current liabilities (1)	$347,464	$21,077
Long-term debt (2)	84,562	384,993
Deferred income taxes	73,542	77,821
Other long-term liabilities	18,983	11,511
Stockholders' equity	571,890	589,245
Total liabilities and stockholders' equity	$1,096,441	$1,084,647

(1) Current liabilities at March 31, 2019 includes $322 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.8 million.

(2) Long-term debt at March 31, 2019, is comprised of $85.2 million in 7% senior notes due 2021 net of issuance costs of $0.7 million. Long-term debt at December 31, 2018, is comprised of $85.2 million in 7% senior notes due 2021 and $301.5 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.8 million and $1 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) non-cash fair value loss on derivatives, (2) restructuring expenses, (3) impairment, (4) tax effect and other discrete tax items. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three months ended March 31, 2019 and 2018 (in thousands, except per-share amounts).

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	Three Months Ended March 31,
	2019	2018
Net Loss	$(16,796)	$(7,446)
Adjustments for certain items:
Non-cash fair value loss on derivatives	4,323	397
Restructuring expenses	6,282	—
Impairment	300	—
Tax effect and other discrete tax items (1)	(2,301)	(13)
Adjusted net loss	$(8,192)	$(7,062)
Adjusted net loss per diluted share	$(0.09)	$(0.07)

(1) The estimated income tax impacts on adjustments to net loss are computed based upon a statutory rate of 21%, for the three months ended March 31, 2019, and March 31, 2018, respectively. Additionally, this includes the tax impact of an excess tax benefit related to share-based compensation of $11,000 and a  tax shortfall related to share-based compensation of $0.1 million for the three months ended March 31, 2019, and March 31, 2018, respectively.

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) non-cash fair value loss on derivatives, (5) restructuring expenses, (6) impairment, (7) interest expense, net, and (8) income tax benefit. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three months ended March 31, 2019 and 2018 (in thousands).

	Three Months Ended March 31,
	2019	2018
Net Loss	$(16,796)	$(7,446)
Exploration	9	—
Depletion, depreciation and amortization	13,606	15,680
Share-based compensation	(394)	828
Non-cash fair value loss on derivatives	4,323	397
Restructuring expenses	6,282	—
Impairment	300	—
Interest expense, net	6,773	5,886
Income tax benefit	(4,279)	(1,610)
EBITDAX	$9,824	$13,735

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